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                                                                       EXHIBIT 5


                                THOMPSON HINE LLP
                           2000 Courthouse Plaza, N.E.
                              10 West Second Street
                             Dayton, Ohio 45402-1758

                                January 28, 2002


Robbins & Myers, Inc.
1400 Kettering Tower
Dayton, Ohio 45423

Ladies and Gentlemen:

         Reference is made to the offering by Randomat International B. V., a shareholder of Robbins & Myers, Inc., an Ohio corporation (the "COMPANY"), of up to an aggregate of 600,000 common shares of the Company (the "SHARES"), pursuant to a Registration Statement on Form S-3 being filed under the Securities Act of 1933 (the "REGISTRATION STATEMENT").

         As counsel for the Company, we have examined and are familiar with the Articles of Incorporation of the Company and various corporate records and other proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

         2. The Shares are duly authorized, validly issued, fully paid and nonassessable.

         We are members of the bar of the State of Ohio and, accordingly, we do not express any opinion as to any matter governed by any laws other than the laws of the State of Ohio and the federal laws of the United States of America.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. Except as set forth in the preceding sentence, this opinion may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent.

                                       Very truly yours,

                                       /s/ Thompson Hine LLP